Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2022 Fourth Quarter Earnings

Contact: Linda Simmons, EVP, CFO

Brockton, Massachusetts (January 26, 2023): HarborOne Bancorp, Inc. (the “Company” or “HarborOne”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $45.6 million, or $0.97 per diluted share, for the year ended December 31, 2022, a decrease of $12.9 million, or 22.1%, compared to net income of $58.5 million, or $1.14 per diluted share, for the year ended December 31, 2021. For the fourth quarter of 2022, net income was $9.6 million, or $0.21 per diluted share, compared to $13.8 million, or $0.30 per diluted share, for the preceding quarter and $12.6 million, or $0.25 per diluted share, for the quarter ended December 31, 2021.

Selected Financial Highlights:

●	Net interest income up $17.6 million, or 13.4% year over year, driven by higher rates and loan growth.
●	Strong asset quality; nonperforming loans to total loans was 0.32% compared to 1.00% last year.
●	Robust loan growth of $941.9 million, or 26.1%, year over year.
●	Total deposit growth of $506.8 million, or 13.8% and core deposit growth of $335.4 million, or 11.0%.
●	Despite a reduction in mortgage banking income, HarborOne Mortgage posted positive earnings in 2022.
●	Continued share repurchase program.

“I am very proud of our team’s 2022 accomplishments. Despite a challenging rate environment, our focused customer engagement produced loan growth of 26%, deposit growth of 14%, and net interest income growth of 13% ; all while reducing expenses by 13%,” said Joseph F. Casey, President and Chief Executive Officer. He added: “Our mortgage team, in particular, faced the rapidly rising mortgage rates and dramatic reduction in refinance volume head on, implementing significant cost reductions in order to maintain profitability for the year.”

Net Interest Income

The Company’s net interest and dividend income was $39.2 million for the quarter ended December 31, 2022, compared to $39.3 million for the quarter ended September 30, 2022, and up $5.2 million, or 15.3%, from $34.0 million for the quarter ended December 31, 2021. The tax equivalent interest rate spread and net interest margin were 2.88% and 3.23%, respectively, for the quarter ended December 31, 2022, compared to 3.30% and 3.47%, respectively, for the quarter ended September 30, 2022, and 3.10% and 3.19%, respectively, for the quarter ended December 31, 2021. On a linked-quarter basis, the decreases in net interest and dividend income, tax equivalent interest rate spread, and net interest margin primarily reflect higher rates on deposits partially offset by increased loan balances and yields. The cost of funds was 114 basis points for the quarter ended December 31, 2022, compared to 51 basis points for the preceding quarter.

The $7.4 million increase in total interest and dividend income on a linked-quarter basis reflected a 34-basis-point increase in the yield on interest-earning assets and a $333.7 million increase in average earning assets. The yield on loans increased 36 basis points, from 4.11% to 4.47%. The yield on investments increased 9 basis points, from 2.00% to 2.09%.

The increase in net interest and dividend income from the prior year quarter reflects an increase of $15.6 million, or 42.8%, in total interest and dividend income and an increase of $10.4 million, or 437.4%, in total interest expense. The changes reflect rate and volume changes in both interest-bearing assets and liabilities. The yield on interest-earning assets increased 86 basis points, while the average balance increased $610.8 million, and the cost of interest-bearing liabilities increased 108 basis points, while the average balance increased $620.0 million.

Noninterest Income

Total noninterest income decreased $4.3, or 30.5%, to $9.9 million for the quarter ended December 31, 2022, from $14.2 million for the quarter ended September 30, 2022. Mortgage loan closings for the quarter ended December 31, 2022 were $222.4 million with a gain on loan sales of $2.3 million, compared to $250.5 million in mortgage closings and $3.8 million in gain on sales for the preceding quarter. Deposit account fees were $5.0 million for the quarter ended December 31, 2022, compared to $4.9 million for the quarter ended September 30, 2022. Other income for the quarter ended December 31, 2022 increased $1.6 million, primarily reflecting a $1.2 million increase in swap fee income.

The decrease in the fair value of mortgage servicing rights for the three months ended December 31, 2022 was $2.1 million, as compared to an increase of $2.6 million in the fair value of mortgage servicing rights for the three months ended September 30, 2022. The valuation was negatively impacted by key benchmark mortgage rates used in the valuation that declined, as well as an increase in the discount rate to reflect secondary market servicing conditions. The impact of principal payments on the underlying mortgages on the mortgage servicing rights was $570,000 and $747,000 for the quarters ended December 31, 2022 and September 30, 2022, respectively.

Total noninterest income decreased $9.3 million, or 48.3%, compared to the quarter ended December 31, 2021, primarily due to a $11.2 million, or 84.9%, decrease in mortgage banking income, driven by the decrease in loan closings and narrowing gain-on-sale margins.

Noninterest Expense

Total noninterest expenses were $34.6 million for the quarter ended December 31, 2022, an increase of $171,000, or 0.5%, from the quarter ended September 30, 2022. Other expenses increased $1.1 million, or 31.9% for the quarter ended December 31 2022, primarily as a result of a legal settlement. In the fourth quarter of 2022, the Company reached an agreement-in-principle to settle a purported class action lawsuit concerning overdraft fees on re-presented transactions. The matter was filed in the Massachusetts Superior Court in June 2022, and it is expected to be refiled in federal court for final settlement purposes, where the settlement remains subject to court approval. As of December 31, 2022, the Company estimated the settlement expense, including related costs, to be $950,000. The increase was offset by an $887,000, or 4.2%, decrease in compensation expense, primarily reflecting a $715,000 decrease in salaries and mortgage origination commissions.

Total noninterest expenses decreased $3.5 million, or 9.3%, from the quarter ended December 30, 2021. Compensation and benefits decreased $4.5 million and loan expenses decreased $563,000, consistent with the decrease in residential mortgage loan closings and corresponding decrease in mortgage origination commissions. The decrease in compensation and benefits also reflects the impact of proactive cost reduction measures taken at HarborOne Mortgage, LLC beginning in the second quarter of 2021.

Income Tax Provision

The effective tax rate for the quarter and year ended December 31, 2022 was 22.4% and 26.1%, respectively, compared to 23.2% and 27.3% for the quarter and year ended December 31, 2021. The 2022 effective tax rate was impacted by a tax benefit recorded for Industrial Revenue Bonds and a reserve release upon the expiration of the statute of limitations.

Asset Quality and Allowance for Credit Losses

Effective January 1, 2022, the Company adopted Accounting Standards Update No. 2016-13, commonly referred to as CECL, which requires the measurement of expected lifetime credit losses for financial assets measured at amortized cost, as well as unfunded commitments that are considered off-balance sheet credit exposures. CECL requires that the allowance for credit losses (“ACL”) be calculated based on current expected credit losses over the full remaining expected life of the financial assets and also consider expected future changes in macroeconomic conditions. Upon adoption of CECL on January 1, 2022, the Company’s ACL on loans decreased by $1.3 million, and the ACL on unfunded commitments increased by $3.9 million, for a net increase of $2.6 million. The after-tax impact of $1.9 million was recognized as a one-time, cumulative-effect adjustment that decreased retained earnings.

Credit quality performance continued to be strong with total nonperforming assets of $14.8 million at December 31, 2022, compared to $23.4 million at September 30, 2022 and $36.2 million at December 31, 2021. Nonperforming assets as a percentage of total assets were 0.28% at December 31, 2022, 0.47% at September 30, 2022, and 0.79% at December 31, 2021. During 2022, two large commercial credits were resolved, reducing nonperforming assets significantly.

The provision for funded loan credit losses for the quarter and year ended December 31, 2022 was $2.7 million and $4.7 million, respectively, and reflects provisioning for loan growth partially offset by a reduction in pandemic-related uncertainty. Net charge-offs totaled $2.1 million, or 0.19%, and $3.5 million, or 0.09%, of average loans outstanding on an annualized basis, for the quarter and year ended December 31, 2022, respectively. Net recoveries totaled $799,000, or 0.08% of average loans outstanding on an annualized basis, for the quarter ended September 30, 2022, and net charge-offs totaled $1.2 million, or 0.13% of average loans outstanding on an annualized basis, for the quarter ended December 31, 2021.

The ACL was $45.2 million, or 0.99% of total loans, at December 31, 2022, compared to $44.6 million, or 1.06% of total loans, at September 30, 2022 and an allowance for loss under the incurred loss model of $45.4 million, or 1.26% of total loans, at December 31, 2021. The ACL on unfunded commitments, included in other liabilities on the unaudited Consolidated Balance Sheets, amounted to $4.9 million at December 31, 2022 as compared to $5.5 million at September 30, 2022, reflecting a negative provision of $575,000 for the quarter ended December 31, 2022. For the year ended December 31, 2022, the provision for unfunded commitments was $966,000, and there was no ACL on unfunded commitments at December 31, 2021. The decrease from the prior quarter primarily reflects the movement of commercial loans from construction loans to permanent loans.

We have not experienced any significant negative trends in the at-risk sectors previously identified in response to conditions that developed during the COVID-19 pandemic; however management continues to monitor certain credit types within those sectors that may be susceptible to increased credit risk as a result of trends that were precipitated by the COVID-19 pandemic and may be exacerbated by current economic conditions. Management is focused on loans secured by business-oriented hotels, non-anchored retail space and metro office space. As of December 31, 2022, business-oriented hotels loans included 12 loans with a total outstanding balance of $86.0 million, non-anchored retail space loans included 28 loans with a total outstanding balance of $40.5 million, and metro office space loans included two loans with a total outstanding balance of $14.9 million. As of December 31, 2022 there was one business-oriented hotel credit with a carrying value of $2.1 million that was rated substandard and on nonaccrual. This credit was provided a principal deferral that resulted in a troubled debt restructuring designation in the third quarter. The other loans in these groups were performing in accordance with their terms.

Balance Sheet

Total assets increased $371.9 million, or 7.5%, to $5.36 billion at December 31, 2022, from $4.99 billion at September 30, 2022. The increase primarily reflects an increase of $352.3 million in loans. Securities available for sale were negatively impacted by unrealized losses of $68.3 million as of December 31, 2022, as compared to $70.4 million of unrealized losses as of September 30, 2022 and $3.6 million of unrealized losses as of December 31, 2021.

Loans increased $352.3 million, or 8.4%, to $4.55 billion at December 31, 2022, from $4.20 billion at September 30, 2022. The increase in loans for the three months ended December 31, 2022 was primarily due to increases in commercial real estate loans of $208.4 million, commercial and industrial loans of $27.2 million, commercial construction loans of $14.2 million, and residential real estate loans of $113.5 million, partially offset by decreases in consumer loans of $11.0 million.

Total deposits were $4.19 billion at December 31, 2022 and $3.88 billion at September 30, 2022. Compared to the prior quarter, non-certificate accounts increased $106.7 million, and term certificate accounts increased $199.7 million. FHLB borrowings increased $55.0 million to $400.7 million at December 31, 2022 from $345.7 million at September 30, 2022. At December 31, 2022, FHLB borrowings were primarily short-term borrowings.

Total stockholders’ equity was $617.0 million at December 31, 2022, compared to $611.4 million at September 30, 2022 and $679.3 million at December 31, 2021. Stockholders’ equity increased 0.9% when compared to the prior quarter, as earnings were offset by share repurchases. The Company repurchased 349,738 shares at an average price of $13.63 during the three months ended December 31, 2022 and announced a fifth share repurchase program on September 21, 2022 to commence following the completion of the share repurchase program announced on April 12, 2022. The tangible-common-equity-to-tangible-assets ratio was 10.31% at December 31, 2022, 10.97% at September 30, 2022, and 13.53% at December 31, 2021. At December 31, 2022, the Company and the Bank had strong capital positions and exceeded all regulatory capital requirements.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, a Massachusetts-chartered savings bank. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 31 full-service branches located in Massachusetts and Rhode Island, and a commercial lending office in each of Boston, Massachusetts and Providence, Rhode Island. HarborOne Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with 26 offices in Maine, Massachusetts, Rhode Island, and New Hampshire, and is licensed to lend in six additional states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (“SEC”), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, changes in general business and economic conditions (including inflation) on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in customer behavior; ongoing turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; increases in loan default and charge-off rates; changes related to the discontinuation and replacement of LIBOR; decreases in the value of securities in the Company’s investment portfolio; fluctuations in real estate values; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior or adverse economic developments; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; competitive pressures from other financial institutions; acquisitions may not produce results at levels or within time frames originally anticipated; cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest, the ongoing COVID-19 pandemic, and future pandemics; changes in regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC, which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The Company’s management believes that the supplemental non-GAAP information, which consists of the efficiency ratio, tangible common equity to tangible assets ratio and tangible book value per share, is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2022	2022	2022	2022	2021

Assets

Cash and due from banks	$39,712	$39,910	$35,843	$41,862	$35,549
Short-term investments	58,305	46,044	48,495	97,870	159,170
Total cash and cash equivalents	98,017	85,954	84,338	139,732	194,719

Securities available for sale, at fair value	301,149	304,852	334,398	361,529	394,036
Securities held to maturity, at amortized cost	19,949	15,000	10,000	—	—
Federal Home Loan Bank stock, at cost	20,071	15,973	5,625	5,931	5,931
Asset held for sale	—	—	—	678	881
Loans held for sale, at fair value	18,544	18,805	31,679	25,690	45,642
Loans:
Commercial real estate	2,250,344	2,041,905	1,847,619	1,816,484	1,699,877
Commercial construction	199,311	185,062	158,762	154,059	136,563
Commercial and industrial	424,275	397,112	407,182	410,787	421,608
Total commercial loans	2,873,930	2,624,079	2,413,563	2,381,330	2,258,048
Residential real estate	1,634,319	1,520,809	1,423,074	1,252,920	1,217,980
Consumer	41,421	52,466	75,312	103,100	131,705
Loans	4,549,670	4,197,354	3,911,949	3,737,350	3,607,733
Less: Allowance for credit losses on loans	(45,236)	(44,621)	(43,560)	(41,765)	(45,377)
Net loans	4,504,434	4,152,733	3,868,389	3,695,585	3,562,356
Mortgage servicing rights, at fair value	48,138	49,861	47,130	45,043	38,268
Goodwill	69,802	69,802	69,802	69,802	69,802
Other intangible assets	2,272	2,461	2,695	2,930	3,164
Other assets	277,169	272,202	249,988	244,405	238,606
Total assets	$5,359,545	$4,987,643	$4,704,044	$4,591,325	$4,553,405

Liabilities and Stockholders' Equity

Deposits:
Demand deposit accounts	$762,576	$795,945	$775,154	$771,172	$743,051
NOW accounts	297,692	308,191	316,839	310,090	313,733
Regular savings and club accounts	1,468,172	1,289,825	1,282,913	1,218,656	1,138,979
Money market deposit accounts	861,704	889,517	885,673	864,316	858,970
Term certificate accounts	799,355	599,632	587,354	597,746	627,916
Total deposits	4,189,499	3,883,110	3,847,933	3,761,980	3,682,649
Short-term borrowed funds	385,000	330,000	90,000	—	—
Long-term borrowed funds	15,675	15,684	15,693	55,702	55,711
Subordinated debt	34,285	34,254	34,222	34,191	34,159
Other liabilities and accrued expenses	118,110	113,225	91,718	90,387	101,625
Total liabilities	4,742,569	4,376,273	4,079,566	3,942,260	3,874,144

Common stock	596	593	593	591	585
Additional paid-in capital	483,031	480,617	479,519	477,302	469,934
Unearned compensation - ESOP	(27,623)	(28,083)	(28,542)	(29,002)	(29,461)
Retained earnings	356,438	350,049	339,471	332,734	325,699
Treasury stock	(148,384)	(143,125)	(132,296)	(113,513)	(85,859)
Accumulated other comprehensive loss	(47,082)	(48,681)	(34,267)	(19,047)	(1,637)
Total stockholders' equity	616,976	611,370	624,478	649,065	679,261

Total liabilities and stockholders' equity	$5,359,545	$4,987,643	$4,704,044	$4,591,325	$4,553,405

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands, except share data)	2022	2022	2022	2022	2021

Interest and dividend income:
Interest and fees on loans	$49,177	$42,065	$37,522	$33,576	$34,177
Interest on loans held for sale	334	377	331	264	501
Interest on securities	2,045	1,971	1,873	1,701	1,541
Other interest and dividend income	359	143	131	61	134
Total interest and dividend income	51,915	44,556	39,857	35,602	36,353

Interest expense:
Interest on deposits	8,499	3,491	2,019	1,621	1,651
Interest on FHLB borrowings	3,703	1,209	119	188	193
Interest on subordinated debentures	524	524	524	523	524
Total interest expense	12,726	5,224	2,662	2,332	2,368

Net interest and dividend income	39,189	39,332	37,195	33,270	33,985

Provision (benefit) for credit losses	2,108	668	2,546	338	(1,436)

Net interest and dividend income, after provision (benefit) for credit losses	37,081	38,664	34,649	32,932	35,421

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	2,301	3,809	4,538	5,322	10,063
Changes in mortgage servicing rights fair value	(2,631)	1,816	862	5,285	(245)
Other	2,325	2,453	2,612	2,558	3,359
Total mortgage banking income	1,995	8,078	8,012	13,165	13,177

Deposit account fees	5,031	4,870	4,892	4,472	4,783
Income on retirement plan annuities	118	119	112	107	109
Gain on sale and call of securities, net	—	—	—	—	—
Bank-owned life insurance income	501	503	494	483	506
Other income	2,255	675	593	834	589
Total noninterest income	9,900	14,245	14,103	19,061	19,164

Noninterest expenses:
Compensation and benefits	20,104	20,991	21,455	20,723	24,564
Occupancy and equipment	4,935	4,829	4,575	5,428	4,923
Data processing	2,359	2,311	2,259	2,241	2,244
Loan expense	169	355	385	478	732
Marketing	862	850	986	1,218	1,120
Professional fees	1,446	1,457	1,680	1,539	1,443
Deposit insurance	385	357	354	349	345
Prepayment penalties on Federal Home Loan Bank advances	—	—	—	—	—
Other expenses	4,384	3,323	3,260	2,859	2,817
Total noninterest expenses	34,644	34,473	34,954	34,835	38,188

Income before income taxes	12,337	18,436	13,798	17,158	16,397

Income tax provision	2,760	4,678	3,811	4,891	3,807

Net income	$9,577	$13,758	$9,987	$12,267	$12,590

Earnings per common share:
Basic	$0.21	$0.30	$0.21	$0.26	$0.26
Diluted	$0.21	$0.30	$0.21	$0.25	$0.25
Weighted average shares outstanding:
Basic	45,321,491	45,830,737	46,980,830	47,836,410	48,918,539
Diluted	45,861,658	46,420,527	47,536,033	48,690,420	49,828,379

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income

(Unaudited)

	For the Years Ended December 31,
(dollars in thousands, except share data)	2022	2021	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$162,340	$135,823	$26,517	19.5%
Interest on loans held for sale	1,306	3,342	(2,036)	(60.9)
Interest on securities	7,590	4,212	3,378	80.2
Other interest and dividend income	694	518	176	34.0
Total interest and dividend income	171,930	143,895	28,035	19.5

Interest expense:
Interest on deposits	15,630	8,723	6,907	79.2
Interest on FHLB borrowings	5,219	1,707	3,512	205.7
Interest on subordinated debentures	2,095	2,095	—	0.0
Total interest expense	22,944	12,525	10,419	83.2

Net interest and dividend income	148,986	131,370	17,616	13.4

Provision (benefit) for credit losses	5,660	(7,258)	12,918	178.0

Net interest and dividend income, after provision (benefit) for credit losses	143,326	138,628	4,698	3.4

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	15,970	61,883	(45,913)	(74.2)
Changes in mortgage servicing rights fair value	5,332	(380)	5,712	NM
Other	9,948	15,831	(5,883)	(37.2)
Total mortgage banking income	31,250	77,334	(46,084)	(59.6)

Deposit account fees	19,265	17,839	1,426	8.0
Income on retirement plan annuities	456	427	29	6.8
Gain on sale and call of securities, net	—	241	(241)	(100.0)
Bank-owned life insurance income	1,981	2,022	(41)	(2.0)
Other income	4,357	2,823	1,534	54.3
Total noninterest income	57,309	100,686	(43,377)	(43.1)

Noninterest expenses:
Compensation and benefits	83,273	101,924	(18,651)	(18.3)
Occupancy and equipment	19,767	19,646	121	0.6
Data processing	9,170	9,154	16	0.2
Loan expense	1,387	5,740	(4,353)	(75.8)
Marketing	3,916	3,644	272	7.5
Professional fees	6,122	5,875	247	4.2
Deposit insurance	1,445	1,338	107	8.0
Prepayment penalties on Federal Home Loan Bank advances	—	1,095	(1,095)	(100.0)
Other expenses	13,826	10,446	3,380	32.4
Total noninterest expenses	138,906	158,862	(19,956)	(12.6)

Income before income taxes	61,729	80,452	(18,723)	(23.3)

Income tax provision	16,140	21,935	(5,795)	(26.4)

Net income	$45,589	$58,517	$(12,928)	(22.1)%

Earnings per common share:
Basic	$0.98	$1.15
Diluted	$0.97	$1.14
Weighted average shares outstanding:
Basic	46,483,664	50,746,302
Diluted	47,118,457	51,523,135

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)

	(dollars in thousands)
Interest-earning assets:
Investment securities (1)	$388,247	$2,045	2.09%	$390,577	$1,971	2.00%	$394,301	$1,541	1.55%
Other interest-earning assets	42,640	359	3.34	27,723	143	2.05	286,026	134	0.19
Loans held for sale	22,350	334	5.93	28,046	377	5.33	63,833	501	3.11
Loans
Commercial loans (2)(3)	2,770,667	34,351	4.92	2,522,359	28,298	4.45	2,165,739	22,658	4.15
Residential real estate loans (3)	1,566,389	14,352	3.64	1,470,305	12,972	3.50	1,171,608	9,870	3.34
Consumer loans (3)	45,629	632	5.50	63,220	795	4.99	143,577	1,649	4.56
Total loans	4,382,685	49,335	4.47	4,055,884	42,065	4.11	3,480,924	34,177	3.90
Total interest-earning assets	4,835,922	52,073	4.27	4,502,230	44,556	3.93	4,225,084	36,353	3.41
Noninterest-earning assets	311,372			308,734			337,310
Total assets	$5,147,294			$4,810,964			$4,562,394
Interest-bearing liabilities:
Savings accounts	$1,408,493	3,591	1.01	$1,293,598	1,211	0.37	$1,147,855	247	0.09
NOW accounts	291,890	40	0.05	305,777	42	0.05	300,459	40	0.05
Money market accounts	878,609	3,312	1.50	893,452	1,382	0.61	839,977	307	0.15
Certificates of deposit	487,121	1,062	0.86	486,923	787	0.64	543,208	878	0.64
Brokered deposits	148,460	494	1.32	102,875	69	0.27	100,000	179	0.71
Total interest-bearing deposits	3,214,573	8,499	1.05	3,082,625	3,491	0.45	2,931,499	1,651	0.22
FHLB advances	392,508	3,703	3.74	196,036	1,209	2.45	55,714	193	1.37
Subordinated debentures	34,268	524	6.07	34,237	524	6.07	34,144	524	6.09
Total borrowings	426,776	4,227	3.93	230,273	1,733	2.99	89,858	717	3.17
Total interest-bearing liabilities	3,641,349	12,726	1.39	3,312,898	5,224	0.63	3,021,357	2,368	0.31
Noninterest-bearing liabilities:
Noninterest-bearing deposits	788,572			789,214			768,361
Other noninterest-bearing liabilities	101,621			80,304			92,034
Total liabilities	4,531,542			4,182,416			3,881,752
Total stockholders' equity	615,752			628,548			680,642
Total liabilities and stockholders' equity	$5,147,294			$4,810,964			$4,562,394
Tax equivalent net interest income		39,347			39,332			33,985
Tax equivalent interest rate spread (4)			2.88%			3.30%			3.10%
Less: tax equivalent adjustment		158			—			—
Net interest income as reported		$39,189			$39,332			$33,985
Net interest-earning assets (5)	$1,194,573			$1,189,332			$1,203,727
Net interest margin (6)			3.22%			3.47%			3.19%
Tax equivalent effect			0.01			—			—
Net interest margin on a fully tax equivalent basis			3.23%			3.47%			3.19%
Ratio of interest-earning assets to interest-bearing liabilities	132.81%			135.90%			139.84%

Supplemental information:
Total deposits, including demand deposits	$4,003,145	$8,499		$3,871,839	$3,491		$3,699,860	$1,651
Cost of total deposits			0.84%			0.36%			0.18%
Total funding liabilities, including demand deposits	$4,429,921	$12,726		$4,102,112	$5,224		$3,789,718	$2,368
Cost of total funding liabilities			1.14%			0.51%			0.25%

(1) Includes securities available for sale and securities held to maturity.

(2) Includes industrial revenue bonds for the quarter ended December 31, 2022. Interest income from tax exempt loans is computed on a taxable equivalent basis using a rate of 21% for the quarters presented. The yield on commercial loans before tax equivalent adjustment at December 31, 2022 was 4.90%.

(3) Includes nonaccruing loan balances and interest received on such loans.
(4) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(6) Net interest margin represents net interest income divided by average total interest-earning assets.
(7) Annualized.

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Years Ended
	December 31, 2022			December 31, 2021
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost

	(dollars in thousands)

Interest-earning assets:
Investment securities (1)	$390,894	$7,590	1.94%	$337,843	$4,212	1.25%
Other interest-earning assets	70,987	694	0.98	309,819	518	0.17
Loans held for sale	27,409	1,306	4.76	113,788	3,342	2.94
Loans
Commercial loans (2)(3)	2,493,646	110,305	4.42	2,150,022	87,911	4.09
Residential real estate loans (3)	1,398,190	48,645	3.48	1,110,840	39,309	3.54
Consumer loans (3)	78,766	3,811	4.84	192,841	8,603	4.46
Total loans	3,970,602	162,761	4.10	3,453,703	135,823	3.93
Total interest-earning assets	4,459,892	172,351	3.86	4,215,153	143,895	3.41
Noninterest-earning assets	314,670			338,559
Total assets	$4,774,562			$4,553,712
Interest-bearing liabilities:
Savings accounts	$1,284,364	5,794	0.45	$1,115,626	1,610	0.14
NOW accounts	302,530	156	0.05	257,201	163	0.06
Money market accounts	879,133	5,632	0.64	846,756	1,676	0.20
Certificates of deposit	495,066	3,248	0.66	577,760	4,638	0.80
Brokered deposits	112,939	800	0.71	100,000	636	0.64
Total interest-bearing deposits	3,074,032	15,630	0.51	2,897,343	8,723	0.30
FHLB advances	170,748	5,219	3.06	84,711	1,707	2.02
Subordinated debentures	34,221	2,095	6.12	34,096	2,095	6.14
Total borrowings	204,969	7,314	3.57	118,807	3,802	3.20
Total interest-bearing liabilities	3,279,001	22,944	0.70	3,016,150	12,525	0.42
Noninterest-bearing liabilities:
Noninterest-bearing deposits	771,299			754,198
Other noninterest-bearing liabilities	85,995			91,084
Total liabilities	4,136,295			3,861,432
Total stockholders' equity	638,267			692,280
Total liabilities and stockholders' equity	$4,774,562			$4,553,712
Tax equivalent net interest income		149,407			131,370
Tax equivalent interest rate spread (4)			3.16%			2.99%
Less: tax equivalent adjustment		421			—
Net interest income as reported		$148,986			$131,370
Net interest-earning assets (5)	$1,180,891			$1,199,003
Net interest margin (6)			3.34%			3.12%
Tax equivalent effect			0.01			—
Net interest margin on a fully tax equivalent basis			3.35%			3.12%
Ratio of interest-earning assets to interest-bearing liabilities	136.01%			139.75%

Supplemental information:
Total deposits, including demand deposits	$3,845,331	$15,630		$3,651,541	$8,723
Cost of total deposits			0.41%			0.24%
Total funding liabilities, including demand deposits	$4,050,300	$22,944		$3,770,348	$12,525
Cost of total funding liabilities			0.57%			0.33%

(1) Includes securities available for sale and securities held to maturity.

(2) Includes industrial revenue bonds for the year ended December 31, 2022. Interest income from tax exempt loans is computed on a taxable equivalent basis using a rate of 21%. The yield on commercial loans before tax equivalent adjustment at December 31, 2022 was 4.41%.

(3) Includes nonaccruing loan balances and interest received on such loans.
(4) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(6) Net interest margin represents net interest income divided by average total interest-earning assets.

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021

	(in thousands)

Interest-earning assets:
Investment securities (1)	$388,247	$390,577	$391,448	$393,364	$394,301
Other interest-earning assets	42,640	27,723	64,678	150,569	286,026
Loans held for sale	22,350	28,046	29,474	29,842	63,833
Loans
Commercial loans (2)	2,770,667	2,522,359	2,384,630	2,291,343	2,165,739
Residential real estate loans (2)	1,566,389	1,470,305	1,330,772	1,220,703	1,171,608
Consumer loans (2)	45,629	63,220	88,943	118,242	143,577
Total loans	4,382,685	4,055,884	3,804,345	3,630,288	3,480,924
Total interest-earning assets	4,835,922	4,502,230	4,289,945	4,204,063	4,225,084
Noninterest-earning assets	311,372	308,734	311,998	326,811	337,310
Total assets	$5,147,294	$4,810,964	$4,601,943	$4,530,874	$4,562,394
Interest-bearing liabilities:
Savings accounts	$1,408,493	$1,293,598	$1,266,912	$1,165,683	$1,147,855
NOW accounts	291,890	305,777	311,241	301,279	300,459
Money market accounts	878,609	893,452	885,305	858,792	839,977
Certificates of deposit	487,121	486,923	484,484	522,211	543,208
Brokered deposits	148,460	102,875	100,000	100,000	100,000
Total interest-bearing deposits	3,214,573	3,082,625	3,047,942	2,947,965	2,931,499
FHLB advances	392,508	196,036	34,763	55,706	55,714
Subordinated debentures	34,268	34,237	34,207	34,173	34,144
Total borrowings	426,776	230,273	68,970	89,879	89,858
Total interest-bearing liabilities	3,641,349	3,312,898	3,116,912	3,037,844	3,021,357
Noninterest-bearing liabilities:
Noninterest-bearing deposits	788,572	789,214	768,088	738,578	768,361
Other noninterest-bearing liabilities	101,621	80,304	75,186	86,763	92,034
Total liabilities	4,531,542	4,182,416	3,960,186	3,863,185	3,881,752
Total stockholders' equity	615,752	628,548	641,757	667,689	680,642
Total liabilities and stockholders' equity	$5,147,294	$4,810,964	$4,601,943	$4,530,874	$4,562,394

	Annualized Yield Trend - Quarters Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021

Interest-earning assets:
Investment securities (1)	2.09%	2.00%	1.92%	1.75%	1.55%
Other interest-earning assets	3.34%	2.05%	0.81%	0.16%	0.19%
Loans held for sale	5.93%	5.33%	4.51%	3.59%	3.11%
Commercial loans (2)(3)	4.92%	4.45%	4.25%	3.91%	4.15%
Residential real estate loans (3)	3.64%	3.50%	3.37%	3.37%	3.34%
Consumer loans (3)	5.50%	4.99%	4.71%	4.59%	4.56%
Total loans	4.47%	4.11%	3.96%	3.75%	3.90%
Total interest-earning assets	4.27%	3.93%	3.73%	3.43%	3.41%

Interest-bearing liabilities:
Savings accounts	1.01%	0.37%	0.20%	0.13%	0.09%
NOW accounts	0.05%	0.05%	0.05%	0.05%	0.05%
Money market accounts	1.50%	0.61%	0.30%	0.14%	0.15%
Certificates of deposit	0.86%	0.64%	0.55%	0.57%	0.64%
Brokered deposits	1.32%	0.27%	0.20%	0.76%	0.71%
Total interest-bearing deposits	1.05%	0.45%	0.27%	0.22%	0.22%
FHLB advances	3.74%	2.45%	1.36%	1.37%	1.37%
Subordinated debentures	6.07%	6.07%	6.14%	6.21%	6.09%
Total borrowings	3.93%	2.99%	3.74%	3.21%	3.17%
Total interest-bearing liabilities	1.39%	0.63%	0.34%	0.31%	0.31%

(1) Includes securities available for sale and securities held to maturity.

(2) Includes industrial revenue bonds for the quarter ended December 31, 2022. Interest income from tax exempt loans is computed on a taxable equivalent basis using a rate of 21% for the quarters presented. The yield on commercial loans before tax equivalent adjustment at December 31, 2022 was 4.90%.

(3) Includes nonaccruing loan balances and interest received on such loans.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Performance Ratios (annualized):	2022	2022	2022	2022	2021
(dollars in thousands)

Return on average assets (ROAA)	0.74%	1.14%	0.87%	1.08%	1.10%

Return on average equity (ROAE)	6.22%	8.76%	6.22%	7.35%	7.40%

Total noninterest expense	$34,644	$34,473	$34,954	$34,835	$38,188
Less: Amortization of other intangible assets	189	235	235	235	235
Total adjusted noninterest expense	$34,455	$34,238	$34,719	$34,600	$37,953

Net interest and dividend income	$39,189	$39,332	$37,195	$33,270	$33,985
Total noninterest income	9,900	14,245	14,103	19,061	19,164
Total revenue	$49,089	$53,577	$51,298	$52,331	$53,149

Efficiency ratio (1)	70.19%	63.90%	67.68%	66.12%	71.41%

(1) This non-GAAP measure represents adjusted noninterest expense divided by total revenue

	At or for the Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Asset Quality	2022	2022	2022	2022	2021
(dollars in thousands)

Total nonperforming assets	$14,840	$23,367	$24,441	$26,109	$36,186

Nonperforming assets to total assets	0.28%	0.47%	0.52%	0.57%	0.79%

Allowance for credit losses on loans to total loans	0.99%	1.06%	1.11%	1.12%	1.26%

Net charge-offs (recoveries)	$2,067	$(799)	$(504)	$2,730	$1,174

Annualized net charge-offs (recoveries)/average loans	0.19%	(0.08)%	(0.05)%	0.30%	0.13%

Allowance for credit losses on loans to nonperforming loans	305.93%	191.60%	178.41%	159.96%	125.60%

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Capital and Share Related	2022	2022	2022	2022	2021
(dollars in thousands, except share data)

Common stock outstanding	48,961,452	49,202,660	49,989,007	51,257,696	52,390,478

Book value per share	$12.60	$12.43	$12.49	$12.66	$12.97

Tangible common equity:
Total stockholders' equity	$616,976	$611,370	$624,478	$649,065	$679,261
Less: Goodwill	69,802	69,802	69,802	69,802	69,802
Less: Other intangible assets (1)	2,272	2,461	2,695	2,930	3,164
Tangible common equity	$544,902	$539,107	$551,981	$576,333	$606,295

Tangible book value per share (2)	$11.13	$10.96	$11.04	$11.24	$11.57

Tangible assets:
Total assets	$5,359,545	$4,987,643	$4,704,044	$4,591,325	$4,553,405
Less: Goodwill	69,802	69,802	69,802	69,802	69,802
Less: Other intangible assets	2,272	2,461	2,695	2,930	3,164
Tangible assets	$5,287,471	$4,915,380	$4,631,547	$4,518,593	$4,480,439

Tangible common equity / tangible assets (3)	10.31%	10.97%	11.92%	12.75%	13.53%

(1) Other intangible assets are core deposit intangibles.
(2) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets divided by common stock outstanding.
(3) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets to total assets less goodwill and intangible assets.

HarborOne Bancorp, Inc.

Segments Statements of Net Income

(Unaudited)

	HarborOne Mortgage			HarborOne Bank
	For the Quarter Ended			For the Quarter Ended
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
	2022	2022	2021	2022	2022	2021

	(in thousands)

Net interest and dividend income	$419	$437	$571	$39,258	$39,373	$33,909
Provision (benefit) for credit losses	—	—	—	2,108	668	(1,436)
Net interest and dividend income, after provision for loan losses	419	437	571	37,150	38,705	35,345
Mortgage banking income:
Gain on sale of mortgage loans	2,301	3,809	10,063	—	—	—
Intersegment gain (loss)	553	698	496	(997)	(904)	(720)
Changes in mortgage servicing rights fair value	(2,368)	1,652	(315)	(263)	164	70
Other	2,122	2,235	3,108	203	218	251
Total mortgage banking income (loss)	2,608	8,394	13,352	(1,057)	(522)	(399)
Other noninterest income (loss)	126	(13)	7	7,779	6,180	5,980
Total noninterest income	2,734	8,381	13,359	6,722	5,658	5,581
Noninterest expense	5,452	6,610	10,467	28,744	27,707	27,396
(Loss) income before income taxes	(2,299)	2,208	3,463	15,128	16,656	13,530
Provision for income taxes	—	687	664	2,817	4,166	3,060
Net (loss) income	$(2,299)	$1,521	$2,799	$12,311	$12,490	$10,470

	HarborOne Mortgage		HarborOne Bank
	For the Years Ended		For the Years Ended
	December 31,	December 31,	December 31,	December 31,
	2022	2021	2022	2021

	(in thousands)

Net interest and dividend income	$1,617	$3,468	$149,301	$129,785
Provision (benefit) for credit losses	—	—	5,660	(7,258)
Net interest and dividend income, after provision (benefit) for credit losses	1,617	3,468	143,641	137,043
Mortgage banking income:
Gain on sale of mortgage loans	15,970	61,883	—	—
Intersegment gain (loss)	3,185	4,434	(3,604)	(3,665)
Changes in mortgage servicing rights fair value	4,714	(243)	618	(137)
Other	9,075	14,741	873	1,090
Total mortgage banking income (loss)	32,944	80,815	(2,113)	(2,712)
Other noninterest income	129	44	25,930	23,308
Total noninterest income	33,073	80,859	23,817	20,596
Noninterest expense	27,065	55,012	110,407	102,557
Income before income taxes	7,625	29,315	57,051	55,082
Provision for income taxes	2,777	7,569	14,090	14,933
Net income	$4,848	$21,746	$42,961	$40,149